Public Lender Presentation November 2017 Confidential - Not for Public Distribution

2 Forward-Looking Statements This presentation contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements may often be identified by the use of words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” “will,” “potential,” and similar terms and expressions. Reliance should not be placed on forward-looking statements because they involve unknown risks, uncertainties and other factors, which are, in some cases, beyond the control of CIRCOR. Any statements in this presentation that are not statements of historical fact are forward-looking statements, including, but not limited to, statements regarding the benefits and synergies of the proposed acquisition of the Fluid Handling business, including the effect of the transaction on revenue, cost savings, earnings and operating margin; the expected timing for completing the transaction; CIRCOR’s expected product offerings, market position and market opportunities; and the availability of debt financing for the transaction. The following important factors and uncertainties, among others, could cause actual events, performance or results to differ materially from the anticipated events, performance or results expressed or implied by such forward-looking statements: the ability to satisfy the conditions to closing of the proposed transaction, on the expected timing or at all; the ability to obtain required regulatory approvals for the proposed transaction, on the expected timing or at all; the occurrence of any event that could give rise to the termination of the acquisition agreement; higher than expected or unexpected costs associated with or relating to the transaction; the risk that expected benefits, synergies and growth prospects of the transaction may not be achieved in a timely manner, or at all; the risk that the Fluid Handling business may not be successfully integrated with CIRCOR’s business following the closing; the risk that CIRCOR will be unable to retain and hire key personnel; and the risk that disruption from the transaction may adversely affect CIRCOR’s business and relationships with its customers, suppliers or employees. For additional information about factors that could cause actual results to differ materially from those described in the forward-looking statements, please refer to our filings with the Securities and Exchange Commission, including the risk factors contained in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. Confidential - Not for Public Distribution

3 Use of Non-GAAP Financial Measures Adjusted operating income, Adjusted operating margin, Adjusted net income, Adjusted earnings per share (diluted), EBITDA, Adjusted EBITDA, Adjusted EBITDA margin, pro forma combined figures, net debt, net leverage and free cash flow are non-GAAP financial measures. These non-GAAP financial measures are used by management in our financial and operating decision making because we believe they better reflect our ongoing business and allow for meaningful period-to-period comparisons. We believe these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating the Company’s current operating performance and future prospects in the same manner as management does, if they so choose. These non-GAAP financial measures also allow investors and others to compare the Company’s current financial results with the Company’s past financial results in a consistent manner. For example: • We exclude costs and tax effects associated with restructuring activities, such as reducing overhead and consolidating facilities. We believe that the costs related to these restructuring activities are not indicative of our normal operating costs • We exclude certain acquisition-related costs, including significant transaction costs and amortization of inventory step-ups and the related tax effects. We exclude these costs because we do not believe they are indicative of our normal operating costs. • We exclude the expense and tax effects associated with the non-cash amortization of acquisition-related intangible assets because a significant portion of the purchase price for acquisitions may be allocated to intangible assets that have lives of 5 to 20 years. Exclusion of the non-cash amortization expense allows comparisons of operating results that are consistent over time for both our newly acquired and long-held businesses and with both acquisitive and non-acquisitive peer companies • We also exclude certain gains/losses and related tax effects, which are either isolated or cannot be expected to occur again with any predictability, and that we believe are not indicative of our normal operating gains and losses. For example, we exclude gains/losses from items such as the sale of a business, significant litigation-related matters and lump-sum pension plan settlements. CIRCOR’s management uses these non-GAAP measures, in addition to GAAP financial measures, as the basis for measuring the Company’s operating performance and comparing such performance to that of prior periods and to the performance of our competitors. We use such measures when publicly providing our business outlook, assessing future earnings potential, evaluating potential acquisitions and dispositions and in our financial and operating decision-making process, including for compensation purposes. Investors and potential investors should recognize that these non-GAAP measures might not be comparable to similarly titled measures of other companies. These measures should be considered in addition and not as a substitute for or superior to, any measure of performance, cash flow or liquidity prepared in accordance with accounting principles generally accepted in the United States. Reconciliations of forward-looking non-GAAP measures, including net debt-to-EBITDA ratio, to their most directly comparable GAAP measures are not being provided in this presentation because future operating results, cash flows and debt levels cannot be reasonably calculated or predicted at this time. Accordingly, such reconciliations are not available without unreasonable effort. None of Colfax, its affiliates or their respective representatives have any responsibility for the content of this presentation and disclaim all responsibility therefor. Confidential - Not for Public Distribution

4 Special Notice regarding Publicly Available Information THE COMPANY HAS REPRESENTED THAT THE INFORMATION CONTAINED IN THIS LENDER PRESENTATION REGARDING THE COMPANY OTHER THAN PROJECTIONS, FINANCIAL ESTIMATES, FORECASTS AND OTHER FORWARD-LOOKING INFORMATION IS CONFIDENTIAL, SENSITIVE AND PROPRIETARY BUT DOES NOT CONTAIN MATERIAL NON-PUBLIC INFORMATION WITHIN THE MEANING OF UNITED STATES FEDERAL SECURITIES LAW WITH RESPECT TO THE COMPANY OR ITS SECURITIES. THE RECIPIENT OF THIS LENDER PRESENTATION HAS STATED THAT IT DOES NOT WISH TO RECEIVE MATERIAL NON-PUBLIC INFORMATION WITH RESPECT TO THE COMPANY OR ITS SECURITIES AND ACKNOWLEDGES THAT OTHER LENDERS HAVE RECEIVED A LENDER PRESENATION THAT CONTAINS ADDITIONAL INFORMATION WITH RESPECT TO THE COMPANY OR ITS SECURITIES THAT MAY BE MATERIAL. NOTWITHSTANDING THE RECIPIENT’S DESIRE TO ABSTAIN FROM RECEIVING MATERIAL NON-PUBLIC INFORMATION WITH RESPECT TO THE COMPANY AND THE ABSENCE OF MATERIAL NON-PUBLIC INFORMATION IN THIS LENDER PRESENTATION, THE RECIPIENT ACKNOWLEDGES THAT (1) ALL INDIVIDUALS LISTED AS CONTACTS ARE ON THE PRIVATE SIDE OF THE INFORMATION WALL AND THAT IF THE RECIPIENT CHOOSES TO COMMUNICATE WITH ANY SUCH INDIVIDUAL THE RECIPIENT ASSUMES THE RISK OF RECEIVING MATERIAL NON-PUBLIC INFORMATION CONCERNING THE COMPANY AND ITS RELATED PARTIES, OR THE SECURITIES THEREOF, (2) INFORMATION OBTAINED AS A RESULT OF BECOMING A LENDER MAY INCLUDE SUCH MATERIAL NON-PUBLIC INFORMATION AND (3) THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS. RECIPIENT FURTHER ACKNOWLEDGES THAT OTHER LENDERS HAVE RECEIVED A LENDER PRESENTATION THAT CONTAINS ADDITIONAL INFORMATION WITH RESPECT TO THE COMPANY OR ITS SECURITIES THAT MAY BE MATERIAL. NEITHER THE COMPANY NOR THE LEAD ARRANGERS TAKE ANY RESPONSIBILITY FOR THE RECIPIENT'S DECISION TO LIMIT THE SCOPE OF THE INFORMATION IT HAS OBTAINED IN CONNECTION WITH ITS EVALUATION OF THE COMPANY AND THE FACILITIES. Confidential - Not for Public Distribution

5 Scott Buckhout Chief Executive Officer Rajeev Bhalla Chief Financial Officer AJ Sharma Senior Vice President, Business Development Tanya Dawkins Corporate Treasurer Today’s Presenters Confidential - Not for Public Distribution

6 Agenda Transaction Overview Chris Blum – Deutsche Bank Section 1 Key Credit Highlights Scott Buckhout – CEO AJ Sharma – SVP, Business Development Section 3 Financial Overview Rajeev Bhalla – CFO Tanya Dawkins – Corporate Treasurer Section 4 Company Overview Scott Buckhout – CEO AJ Sharma – SVP, Business Development Section 2 Confidential - Not for Public Distribution Syndication Overview Ryan Corning – Deutsche Bank Section 5

Section 1 Transaction Overview Confidential - Not for Public Distribution

8 Transaction Overview Background  On September 24, 2017, CIRCOR International, Inc. entered into a definitive agreement to acquire the Fluid Handling business (“FH”) from Colfax (“CFX”) for $855 million (the “Transaction”) or $765 million, net of $90 million anticipated tax benefits associated with the Transaction – CIRCOR provides flow and motion control solutions for the oil & gas, aerospace & defense, power process, and industrial markets, and operates through two segments: Energy and Advanced Flow Solutions. CIRCOR’s LTM Q3 2017 revenue and adj. EBITDA are $614 million and $69 million (11.3% margin), respectively – FH is part of the Air and Gas Handling segment of CFX, which provides pumps and related services to the industrial, oil & gas, defense and commercial marine markets. FH’s LTM Q3 2017 revenue and adj. EBITDA are $466 million and $67 million (14.3% margin), respectively  Transaction is expected to close in December 2017 (subject to customary closing conditions including regulatory approvals) Purchase Price  Purchase price of $855 million consisting of $542 million cash, ~3.3 million CIRCOR shares valued at $163 million(a) and $150 million of assumed net pension liabilities  CFX will own ~16% of CIRCOR’s fully diluted pro forma shares outstanding – Lock-up period of 6 months Debt Financing  The acquisition financing for the Transaction will consist of the following structure: – $150 million Revolving Credit Facility (“RCF”) – $785 million First Lien Term Loan (“TLB”) – $1,047 million(b) pro forma market capitalization, representing a 57% equity cushion  Pro forma for the financing, the Company is expected to have 4.8x net leverage at closing – Target net leverage of 3.0x by end of 2019 Note: CIRCOR financials reflect the impact of all acquisitions and divestures to date. Refer to Appendix for definition of adjusted EBITDA and a reconciliation to US GAAP net income (a) Based on 20-day volume weighted average price of $49.48 as of September 25, 2017 (b) Market data as of September 25, 2017 Confidential - Not for Public Distribution

Confidential - Not for Public Distribution

Estimated Sources, Uses and Pro Forma Capitalization

CIRCOR

Sources of funds	
New revolver	$--
New 1st lien term loan	785
Cash from balance sheet	61
CIRCOR equity issued to CFX[b]	163
FH pension liability	150
Total sources	**$1,159**

Uses of funds	
Repay existing CIRCOR debt	$269
FH cash purchase consideration[a]	542
CIRCOR equity issued to CFX[b]	163
FH pension liability	150
Estimated fees, expenses & OID	35
Total uses	**$1,159**

$855mm total FH cash purchase consideration ($765mm net of tax benefits)

Pro forma capitalization

	As of Q3 2017	xEBITDA	% of total cap.	Adj.	Pro forma	xEBITDA	% of total cap.
Cash	$76			(61)	$15		
Revolver	$172	2.5x	14.9%	(172)	$--	--	--
New revolver	--	--		--	--	--	--
Term loan	97	1.4x	8.4%	(97)	--	--	--
New 1st lien term loan	--	--	--	785	785	4.9x	42.8%
Total debt	**$269**	**3.9x**	**23.3%**		**$785**	**4.9x**	**42.8%**
Net debt	**$193**	**2.8x**	**16.8%**		**$770**	**4.8x**	**42.1%**
Market capitalization[c]	884	12.7x	76.7%	163	1,047	6.6x	57.2%
Total capitalization	**$1,153**	**16.6x**	**100.0%**		**$1,832**	**11.5x**	**100.0%**
LTM Q3 2017 operating metrics							
Adjusted EBITDA	$69			90[d]	$159		
PF interest expense	10			29	38		
Capital expenditures	12			15	27		
Credit statistics							
Adj. EBITDA / interest expense	7.2x				4.1x		
(Adj. EBITDA - capex) / interest expense	6.0x				3.4x		

Target net leverage of 3.0x by end of 2019

Note: Cash & debt balances presented as of Q3 2017
(a) Based on purchase price of ~$855 million less $163 million CIRCOR equity issuance and $150 million pension liability
(b) Based on 20-day volume weighted average price of $49.48 as of September 25, 2017
(c) Market data as of September 25, 2017
(d) Reflects $23 million of anticipated synergies and $67 million of stand-alone FH adjusted EBITDA
Source: Company disclosure

9

Section 2 Company Overview Confidential - Not for Public Distribution

11 What is CIRCOR? En e rg y  Instrument Valves & Fittings: Process controls  Highly Engineered Ball Valves  Welded Body Valve: Gas transmission A d va n ce d Flo w Solution s  Sensors: Brake pedal position sensors  Control Valves: Park brake selector valves  Flight Components: Landing gear valves Fluid H a ndlin g  3 Screw Pumps: Fuel oil transfer  Specialty Centrifugal Pump: Water treatment  Progressing Cavity: Sludge removal 1 2 3 1 2 3 1 2 3 1 2 3 Upstream Drilling Rig 1 2 3 Commercial Plane 2 1 3 Industrial plant Delivering smart, reliable, flow and motion control solutions for mission critical applications Confidential - Not for Public Distribution

12 Strategic Rationale Combination creates $1.1bn global manufacturer of flow control products for severe service applications Strategic Overview  Fluid Handling (“FH”) is a leading supplier of screw pumps – Serves severe service flow control applications in diverse end markets – Provides end-to-end engineering support to customers, ~115 FTE engineers – Leading brands in served niches  Highly complementary product portfolio between valves and pumps – Common end markets – Natural and attractive adjacency in the flow control sector – Significant sourcing, manufacturing and engineering synergies – Broadens and diversifies CIRCOR’s product technology portfolio  The acquisition is expected to deliver strong strategic benefits – Broader portfolio of solutions for customers – Potential of sales synergy, particularly in defense and O&G markets – Builds CIRCOR into larger diversified flow control company  FH products and culture are consistent with CIRCOR’s focus on engineered, severe service solutions Expected Financial Impact  Operating margin and cash flow accretive in year 1  Meaningful annual tax benefit of ~$7 million from step-up available  $23 million of cost synergies expected through sourcing, G&A reduction and manufacturing rationalization Confidential - Not for Public Distribution

13 Fluid Handling Consistent with Disciplined M&A Strategy Building on Track Record of Successful M&A Differentiated Technology  Severe service engineered applications in niche flow control segments  A leader in 3-screw pumps  A leader in 2-screw and specialty centrifugal pumps Compelling Growth Opportunity  Robust new product development pipeline  Cyclical rebound in Commercial Marine and Oil & Gas  Steady aftermarket growth Realizable Synergies  Sourcing savings, G&A reductions, and manufacturing rationalization  Upside sales synergies in certain end markets Attractive Financial Impact  Operating margin and cash flow accretive in year 1 with upside from synergies  Strong ROIC Confidential - Not for Public Distribution

Confidential - Not for Public Distribution

Overview of CIRCOR Segments

CIRCOR

($ millions)

CIRCOR

LTM Q3 PF Revenue:	$1,080
LTM Q3 PF Adj. EBITDA:[a]	$159
% PF Adjusted EBITDA Margin:	*14.7%*
Employees:	~4,900

Energy

(32% of PF Revenue)

Financial Summary:

LTM Q3 Revenue	$344
LTM Q3 Adj. EBITDA	$40
% LTM Adj. EBITDA margin	*11.5%*

Key Product Categories:

- Ball Valves
- Instrumentation & Sampling
- Refinery Valves
- Pipeline Products





Key Brands:

PIBIVIESSE, HOKE, DeltaValve, KF

Advanced Flow Solutions

(25% of PF Revenue)

Financial Summary:

LTM Q3 Revenue	$270
LTM Q3 Adj. EBITDA	$47
% LTM Adj. EBITDA margin	*17.5%*

Key Product Categories:

- Aerospace Valves
- Defense Switches and Sensors
- Pump Protecting Valves
- Control Valves





Key Brands:

Aerodyne Controls, CIRCOR Aerospace & Defense, Leslie Controls, Inc., Schroedahl

Fluid Handling

(43% of PF Revenue)

Financial Summary:

LTM Q3 Revenue	$466
LTM Q3 Adj. EBITDA	$67
% LTM Adj. EBITDA margin	*14.3%*

Key Product Categories:

- 3 Screw Pumps
- 2 Screw Pumps
- Specialty Centrifugal
- Progressing Cavity
- Reliability Services





Key Brands:

Zenith Pumps, Allweiler, Tushaco Pumps, Imo Pump, Warren Pumps

Note: Amounts LTM as of Q3 2017. Combined EBITDA includes corporate expenses. Segment EBITDA and margins exclude corporate expenses and are pre-synergy. Certain Fluid Handling product lines will be merged with Energy or Advanced Flow Solutions after closing

(a) Includes $23mm in synergies

14

Confidential - Not for Public Distribution

Pro forma Combined Company Profile

CIRCOR

($ millions) | CIRCOR | COLFAX Fluid Handling | CIRCOR Pro forma

Broader Product Offering

Greater Scale (Sales)

Margin Expansion (Adj. EBITDA)

Combined Sales Mix


Motion Control
Valves
+
Reliability Services
Pumps
=
MC & RS
Valves
Pumps
$614
+
$466
=
$1,080
11%
+
14%
=
15%
Synergies
13%
End Markets
Other
Commercial Marine
O&G
Aerospace & Defense
Industrial & Power
Geography
ROW
MEA
Asia
Americas
Europe
Segment
AFS
Fluid Handling
Energy

Note: Amounts presented LTM Q3 2017 with the exception of combined Sales Mix which is presented as of FY2016A

15

16 52% 17% 37% 18% 42% 28% 24% 16% 20% 6% 7% 6% 18% 8% CIR CFH Pro forma Diversified End Market Exposure and Strong Aftermarket Channels ($ millions) Oil & Gas Industrial Power Aerospace & Defense Comm. Marine Note: Amounts presented LTM Q3 2017 OEM 74% $614 $466 $1,080 Sales Mix by End Market Sales Mix by Aftermarket vs. OEM Confidential - Not for Public Distribution Aftermarket is 26% of total PF sales Sales Mix by Channel Direct 53% Distributor 47% Pro forma

Confidential - Not for Public Distribution

Pro Forma Sourcing and Supply Chain

CIRCOR

Sourcing Initiatives

- Reduce the number of suppliers from ~4,400 to ~2,200
- Consolidate spend globally to improve pricing
- Negotiate long term agreements
  - Multi-year productivity
  - Improved payment terms
- Transition supply base to low cost countries where appropriate
- Make vs. Buy evaluation to reduce cost and focus internally on critical operations
- All critical components are dual sourced

$17 million in sourcing synergies with 35% implemented in year 1 and 100% implemented in year 2

Make vs. Buy

Make

- Highly technical in-house manufacturing, assembly and test
- In-house manufacturing is kept to high tolerance machinery that is critical to the performance of the product; examples include:
  - Main screw in 2 and 3-screw pumps
  - Tight tolerance and finishing for engineered ball valves
  - Exotic alloy machining for high pressure fittings
- Proprietary processes





Buy

- Outsourcing strategy include products that only require rough machining; examples include:
  - Commoditized products such as generic fasteners
  - Casing component of a screw pump
  - Simple turning and deburring activities
- Improved capital deployment





Supply Chain Spend


Other
Castings / Forgings
Machining
Hardware / Motors / Elec. Components
Outside Processing / Raw Material

Low Cost Manufacturing


10%
5%
8%
25%
CIRCOR
FH
PF CIRCOR
2020 Target

Production Hours

17

18 CIRCOR Pro Forma Manufacturing Strategy Manufacturing Overview  Most plants operate 1 to 1.5 shifts per day for 5 days / week  Both CIR / FH suppliers have enough capacity to support demand  Significant number of subscale factories in high cost regions Manufacturing Footprint Headquarters CIRCOR Manufacturing facility Fluid Handling Manufacturing facility Manufacturing Strategy Summary Confidential - Not for Public Distribution  Ongoing consolidation of manufacturing footprint ‒ Economies of scale ‒ Improved controls and quality  Transition center of gravity to low cost facilities ‒ Lower labor and overhead ‒ Emerging centers of excellence  Drive CIRCOR operating system ‒ Productivity ‒ Inventory turns

Section 3 Key Credit Highlights Confidential - Not for Public Distribution

20 Key Credit Highlights Confidential - Not for Public Distribution Mission critical products designed for severe applications with a focus on innovation A leader in niche segments with the further benefit of scale Longstanding, diverse customer base driving meaningful recurring revenues Diverse end markets Proven operator with a clearly executable strategy Attractive financial profile with strong free cash flow Best-in-class management team with proven track record 1 2 5 3 4 6 7       

Confidential - Not for Public Distribution

1 Mission critical products designed for severe applications

CIRCOR



Process: Refinery Delayed Coking Unit

Problem: Manual unheading of high temperature coke takes 2+ hours daily; extremely unsafe environment

Product: DeltaValve™ Bottom Unheading Device (BUD)

Benefit: Reduced unheading time from 2 hours to 10 mins daily, Increased safety through remote operation



Process: Power Generation

Problem: Low flow into pumping systems leads to pump failure, causing severe damage to power generators

Product: Schroedahl™ ARV Pump Protection Valves

Benefit: Reduced risk of pump failure; Increased efficiency and uptime



Process: Mature Oil Well Development

Problem: Pressure declines in mature oil fields requires additional gas injection for production, reducing the output and increasing the cost of production

Product: CFH MR 250™ Multiphase Pump System

Benefit: ~70% increase in well production; Payback in less than 2 months



Process: Aircraft Braking Systems

Problem: Angular position sensing is critical for failsafe operation of aircraft braking systems, but sensors can be unreliable in extreme temperatures

Product: CIRCOR Aerospace BPTU Series Brake Pedal Transmitters

Benefit: Designed for failsafe performance in harsh environments (-55^{0}C to +85^{0}C)

Key products covered by more than 200 patents

21

Confidential - Not for Public Distribution

1 Mission critical products designed for severe applications

CIRCOR

New Product Development Roadmap with a Focus on Innovation

	Product Priorities	2016	2017	2018	2019+
Refinery Valves 	• Higher efficiency-low steam consumption • Expand technology into ethylene market – bi-directional flow • Improve reliability and in-line service	Acquired 10/2016	Coker Isolation Valve	FCC Isolation Valve Ethylene Isolation Valve	Rotary Ceramic Slide Valve
Instrumentation & Sampling 	• Higher pressure class • Severe service environment • Mistake proof installation		Soft Seat Flanged Ball Valve	Gyrolok XP Valves Remote Hydraulic Install Tool	Medium Pressure Valves & Fittings
Aerospace 	• Electromechanical valves/actuation • Miniature switches • High temp solenoid valves	UAV Launcher	Next Gen Switches Auto-charge System/ Pressure Reducing Station	High Pressure Reducing Station	Main Hydraulic Supply
Fluid Handling 	• Smart condition monitoring solutions • Continuing development in Multiphase • Lower cost of ownership		Higher Efficiency Design	Multiphase Pump Expanded Flow Rate	Validation for MTU Diesel Applications

22

23 A Leader in Niche Segments with the Further Benefit of Scale - Valves 2  Diversified product portfolio with recognized brands that fulfill its customers’ unique application needs  Well positioned products in the growing flow and motion control markets  Focused on technologically differentiated products with extreme temperature and pressure capabilities  Products provide intelligent solutions for severe service applications DifferentiationLow High CIRCOR’s Differentiation  Worldwide Leader in Specialty Valves  90% of Revenue Designed-to- spec with Owned IP and Sole- source Position  Distinct Patented Advantage over IMI  Only Solution for Thermal Stress Caused by Side-feed Injection  Track Record of Developing and Commercializing New Products  Brand Loyalty and Large Installed Base  Wide Range of Dimensions and Pressure Classes for Severe Service Applications  Low-noise and Energy Efficiency Ball Valves 25% sales Refinery Valves 13% sales Aerospace 25% sales Product % of CIRCOR Sales CIR Cameron CIRIMI CIRMeggitt ITT Emerson Confidential - Not for Public Distribution Flowserve Forum Energy Marotta Note: Only selected competitors are identified

Confidential - Not for Public Distribution

2 A Leader in Niche Segments with the Further Benefit of Scale - Pumps

CIRCOR

Product *% of FH Sales*	Low — Differentiation — High	Fluid Handling's Differentiation
3 Screw ***39% of sales***	Kral, Leistritz, Netzsch, **FH**	▪ A Leading Global Player ▪ Largest Installed Base ▪ Leading Choice for US Navy Submarines ▪ Supports Highly Viscous and Highly Sensitive Fluids
Specialty Centrifugal ***24% of sales***	Desmi, Naniwa, PG Marine, **FH**	▪ Continuous, Pulsation-free Pumping ▪ Dynamically Balanced Impeller Reduces Vibration ▪ Withstands Wide Range of Low-viscosity Fluids
2 Screw ***6% of sales***	Leistritz, Netzsch, **FH**, ITT	▪ Premier Multi-phase Capabilities with Recent Large-scale Wins ▪ Low Total Cost of Ownership ▪ Tremendous Viscosity Range

- Portfolio breadth, application engineering and strong brand recognition are leading differentiators for FH across all end markets
- FH has the most comprehensive screw pump portfolio
- Strong manufacturing and technical expertise
- Energy efficiency and increased need for high viscosity fluids are favorable trends for screw pump technology

Note: Only selected competitors are identified

24

25 OEM: 74% Longstanding, Diverse Customer Base Driving Meaningful Recurring Revenues 3 Top 10 Customers Represent 15% of Revenue Confidential - Not for Public Distribution 50% of orders are <$1 million 75% of orders are <$5 million

26 Diverse End Markets Rebounding Outlook in Key Customer Sectors 4 Segment Trends Outlook  Exceptional strength in unconventional investment in North America  Moderate increase in upstream outside North America  Increase in new pipelines and upgrades  Refining capacity growth in Middle East and Asia Pacific  Refining expansions and upgrades in the Americas  Chemical processing build out in Asia  Global increase in wastewater processing  Energy efficiency initiatives  Global increases in defense spending  Key programs to receive increased funding – Submarines / aircraft carriers – F35 Joint Strike Fighter  Emerging markets fuel power investment growth  Asia representing 70% of incremental power capacity  Commercial aircraft build rates and backlog at historic highs  Global airline passenger traffic growth over 5%  Shipbuilding demand showing signs of recovery  Expanded global fleet aging, increasing aftermarket demand  Continued growth in trade import and export volume Oil & Gas Power Generation Industrial Commercial Marine Aerospace Defense Confidential - Not for Public Distribution

27 Diverse End Markets Poised for Growth as Demonstrated by Key Indicators Note: Capex for integrated Oils and Independent E&Ps Source: EIA, Rystad Energy, GlobalData, Exxon Mobil Confidential - Not for Public Distribution Energy Industrial Aerospace & Defense Oil & Gas Capex 1 3% 9% 4% 1 5% (9% ) 1 8% 1 7% 2 5% 6% (9% ) 1 2% 3 3% 3% 1 5% 1 7% 2 5% 3 0% 2 2% 3 3% (1 5% ) 2 7% 5% 1 1% 5% (2% ) (2 7% ) (3 0% ) 4% 9% 8% (40%) (20%) 0% 20% 40% 1 9 9 0 1 9 9 1 1 9 9 2 1 9 9 3 1 9 9 4 1 9 9 5 1 9 9 6 1 9 9 7 1 9 9 8 1 9 9 9 2 0 0 0 2 0 0 1 2 0 0 2 2 0 0 3 2 0 0 4 2 0 0 5 2 0 0 6 2 0 0 7 2 0 0 8 2 0 0 9 2 0 1 0 2 0 1 1 2 0 1 2 2 0 1 3 2 0 1 4 2 0 1 5 2 0 1 6 2 0 1 7 2 0 1 8 2 0 1 9 (% Y -o -Y Ch a n g e ) Exploration & Production Spend 0 20 40 60 80 100 120 2016 2020 2025 Series1 Series2 1.4x 1.8x Onshore Offshore 0 1,000 2,000 3,000 4,000 5,000 6,000 7,000 8,000 1 9 8 5 1 9 8 6 1 9 8 7 1 9 8 8 1 9 8 9 1 9 9 0 1 9 9 1 1 9 9 2 1 9 9 3 1 9 9 4 1 9 9 5 1 9 9 6 1 9 9 7 1 9 9 8 1 9 9 9 2 0 0 0 2 0 0 1 2 0 0 2 2 0 0 3 2 0 0 4 2 0 0 5 2 0 0 6 2 0 0 7 2 0 0 8 2 0 0 9 2 0 1 0 2 0 1 1 2 0 1 2 2 0 1 3 2 0 1 4 2 0 1 5 2 0 1 6 2 0 1 7 2 0 1 8 2 0 1 9 2 0 2 0 ISM Manufacturing Index Commercial Marine New Ship Ordering Activity Nu m b e r o f V e ss e ls Build Rates: Boeing 737, Airbus A320, A350 0 400 800 1,200 1,600 2017 2018 2019 2020 Boeing Airbus 1,224 1,330 1,449 1,516 US Defense Subs vs Others 4 0 5 10 15 20 25 30 2012 2014 2016 2018 2020 2022 (U S $ b n ) ‘17 – ‘22E CAGR Subs: 5.7% Non-subs: (9.8%) Subs are increasingly larger part of US Navy spending to 2022 $0 5 $ 0 15 $20 5 $30 2012 2014 2016 2018 2020 2022 (US$bn) Submarines Other Naval Ships 30 35 40 45 50 55 60 65 1 9 9 5 1 9 9 7 1 9 9 8 2 0 0 0 2 0 0 2 2 0 0 3 2 0 0 5 2 0 0 6 2 0 0 8 2 0 0 9 2 0 1 1 2 0 1 3 2 0 1 4 2 0 1 6 2 0 1 7 58.7ISM trending above 50 indicates sustained industrial recovery

28 Proven Operator with a Clearly Executable Strategy Simplification 5 CIRCOR Simplification Since 2013 Opportunities with Fluid Handling 2016 17 Systems 0 50,000 100,000 150,000 200,000 Sq. Feet 0 500 1,000 1,500 2,000 Business Units Suppliers Factories 2016 15 Factories 2013 24 Factories 2016 ~2,600 Suppliers 2013 ~5,000 Suppliers 0 5 10 15 20 (years) Age of ERP ERP Systems 2013 24 Systems 0 50 100 150 200 Sales ($M) Business Units 2016 15 Units 2013 22 Units Note: CIRCOR 2013 – 2016 excludes acquisitions Description Opportunity  5 factories in high-cost locations (95% of hours)  1 in India and 1 in China  4 system integration shops  Vertically integrated  Rationalization  Make-to-buy opportunities  Transition to low-cost Description Opportunity  ~630 suppliers  >95% of suppliers in high-cost locations  Consolidation  Transition to low-cost Description Opportunity  Duplicative OPEX infrastructure  Leverage existing CIRCOR shared services and overhead Confidential - Not for Public Distribution Supply Chain OPEX Manufacturing

29 $846 $858 $841 $656 $590 28.6% 31.2% 30.5% 30.4% 31.0% 2012 2013 2014 2015 2016 Revenue Gross Margin ($ millions) Current management team joined CIRCOR 5 Proven Operator with a Clearly Executable Strategy CIRCOR Historical Financials Over Time (29.8)% Note: All financials are reported CIRCOR numbers Source: Company disclosure Reported Revenue and Gross Margin Through the Cycle Confidential - Not for Public Distribution Despite downturn in end markets, CIRCOR has consistently held gross margins steady at ~30% Oil & Gas Downturn

30 Proven Operator with a Clearly Executable Strategy 5 Synergy Roadmap Anticipated Synergy Detail Sourcing Manufacturing Rationalization G&A Reduction $23 $17 $4 $2 Anticipate $23 million in synergies with ~90% implementation by year 2 Cost Synergies ($ millions) Confidential - Not for Public Distribution Sourcing  Shifting of FH casting suppliers from higher cost countries to low cost countries  Outsourcing of non-core machining work to 3rd party suppliers in low cost countries  35% implemented in year 1 and 100% implemented in year 2 G&A Reduction  Elimination of duplicative headcount at FH  75% implemented in year 1 and 100% in year 2 Manufacturing Rationalization  Headcount and overhead savings from manufacturing footprint optimization  100% implemented in year 3

31 Integration Overview Scott Buckhout Chief Executive Officer AJ Sharma Senior Vice President, Business Development Darryl Mayhorn Group President, Fluid Handling Fluid Handling Team  Largely operates as a stand-alone 3rd group of CIRCOR  Group is fully staffed, with all functions represented  Strong leadership team in place with successful track record  Existing leadership team stays in their respective roles Integration Team  Dedicated team of 10  Expertise to deliver synergies: sourcing, G&A and manufacturing  Works with business leaders to support delivery of financials  Special focus on ensuring high employee engagement  Centrally managed functional integration Teams responsible for delivery of financials, synergies, and growth Proven Operator with a Clearly Executable Strategy 5 Confidential - Not for Public Distribution

Confidential - Not for Public Distribution

6 Attractive Financial Profile with Attractive Free Cash Flow

- Asset-light business model with a flexible cost structure
  - Significant mitigation of margin erosion during market declines due to facility consolidations, supplier rationalization and strategic sourcing
  - Historical total capex of ~2% of annual sales with maintenance & IT capex of ~1% of sales
- Through-the-cycle cash flow
  - Sound financial policies guided by a seasoned management team and board of directors comprised of senior executives with deep industry backgrounds
  - Consistent positive free cash flow even during periods of cyclical downturns
  - Average of ~$90 million actual annual free cash flow generation[(a)]
  - Projected cash tax rate at ~28%
- LTM Q3 2017 pro forma unlevered free cash flow conversion[(c)] is 83.2%

Flexible Capex Investments


Maintenance
27%
IT
17%
Growth
56%

Flexible Cost Structure


Fixed
~35%
Variable
~65%

Actual Free Cash Flow[(a)]


$150
$100
$50
$-
($ in millions)
$85
$26(b)
$59
$97
$80
$17
$90
$44
$46
$79
$68
$12
2014
2015
2016
LTM Q3 2017
CIRCOR
Fluid Handling
Capex as % of sales
1.5%
1.7%
2.0%
2.5%

Attractive business model with strong cash flow generation in challenging end-market conditions

(a) CIR free cash flow defined as cash from operating activities less net capital expenditure; FH free cash flow defined as cash from operating activities plus asbestos related expenses and allocated expenses from CFX and less capital expenditure
(b) Excludes cash payments in excess of expenses related to asbestos
(c) Defined as of pro forma combined adjusted EBITDA less capex, divided by pro forma combined EBITDA (inclusive of run-rate synergies)

32

33 Best-in-Class Management Team with Proven Track Record7 CIRCOR Leadership Strong senior management team with relevant leadership experience Scott Buckhout President, Chief Executive Officer Rajeev Bhalla Executive Vice President, Chief Financial Officer AJ Sharma Senior Vice President, Business Development Erik Wiik Group President, CIRCOR Energy Sumit Mehrota Group President, Advanced Flow Solutions Darryl Mayhorn Group President, Fluid Handling Josh Raha VP, Product Manufacturing & Engineering Jennifer Allen Senior Vice President, General Counsel James Lapointe Global Operations & Supply Chain Confidential - Not for Public Distribution

Section 4 Financial Overview Confidential - Not for Public Distribution

35 Historical Financial Overview Revenue Capital Expenditure Actual Free Cash Flow(a) Pro forma Adj. EBITDA Capex as % of sales 1.5% 1.7% 2.0% 2.5% ($ millions) Confidential - Not for Public Distribution $790 $666 $680 $614 $654 $533 $462 $466 $1,445 $1,199 $1,142 $1,080 - $400 $800 $1,200 $1,600 $2,000 2014 2015 2016 LTM Q3 2017 Re v enu e CIRCOR Fluid Handling $13 $13 $15 $12 $9 $7 $8 $15 $22 $20 $23 $27 - $10 $20 $30 $40 $50 $60 $70 $80 2014 2015 2016 LTM Q3 2017 C a p e x CIRCOR Fluid Handling $59 $17 $46 $12 $26 $80 $44 $68 $85 $97 $90 $79 $- $50 $100 $150 2014 2015 2016 LTM Q3 2017 ($ i n m ill ion s ) CIRCOR Fluid Handling (b) Note: CIRCOR financials reflect the impact of all acquisitions and divestures to date. Refer to Appendix for definition of adjusted EBITDA and a reconciliation to US GAAP net income (a) CIR free cash flow defined as cash from operating activities less net capital expenditure; FH free cash flow defined as cash from operating activities plus asbestos related expenses and allocated expenses from CFX and less capital expenditure (b) Excludes cash payments in excess of expenses related to asbestos Source: Company disclosure $111 $89 $85 $69 $95 $75 $66 $67 $23 $206 $164 $151 $159 14.3% 13.7% 13.2% 14.7% 0.0% 3.0% 6.0% 9.0% 12.0% 15.0% 18.0% - $50 $100 $150 $200 $250 $300 $350 2014 2015 2016 LTM Q3 2017 M argin % Ad j. E B ITD A CIRCOR Fluid Handling Synergies

36 Q1 2016 Q2 2016 Q3 2016 Q4 2016 Q1 2017 Q2 2017 Q3 2017 649 630 577 506 501 480 453 460 499 502 505 0 100 200 300 400 500 600 700 Q1 2015 Q2 2015 Q3 2015 Q4 2015 Q1 2016 Q2 2016 Q3 2016 Q4 2016 Q1 2017 Q2 2017 Q3 2017 Order and Backlog Overview Orders Backlog Quoting Activity ($ millions) Energy Fluid HandlingAFS Energy Fluid HandlingAFS Confidential - Not for Public Distribution Energy & AFS Fluid Handling 319 266 251 251 247 252 221 259 297 263 276 0 50 100 150 200 250 300 350 Q1 2015 Q2 2015 Q3 2015 Q4 2015 Q1 2016 Q2 2016 Q3 2016 Q4 2016 Q1 2017 Q2 2017 Q3 2017

37  CIRCOR is focused on generating organic EBITDA growth and robust cash flow  Capital structure provides ample liquidity and financial flexibility – $150 million cash flow revolver – Minimal amortization requirements on the Term Loan – Significant free cash flow to fund de-leveraging and growth – 3.3 million shares issued to CFX as part of the acquisition, increasing overall equity cushion beneath the debt  Focus on generating free cash flow and de-leveraging to ~4.0x by the end of 2018 and ~3.0x by the end of 2019 – EBITDA margin expansion from restructuring actions and market growth – Limited capex requirements (~2% of sales) with maintenance and IT capex of ~1% of sales – Significant tax benefits from the transaction and a 28% cash tax rate – Working capital improvements largely from improved velocity in inventory  Minimal dividend policy of $0.15/share per annum and no increase since inception  Long-term incentive plan consists of stock options (50%) and performance-based restricted stock units (PSUs) for 50% – PSU’s linked to three year average performance – 50% for Adjusted Return on Invested Capital and 50% for Adjusted Operating Margin CIRCOR’s continued success is guided by sound financial policy CIRCOR’s Financial Policy Confidential - Not for Public Distribution

Section 5 Syndication Overview Confidential - Not for Public Distribution

39 Summary of Terms Borrower  CIRCOR International, Inc. (the “Borrower”) Guarantees  The Senior Secured Credit Facilities shall be unconditionally guaranteed on a senior secured basis by each of the Borrower’s direct and indirect material domestic restricted subsidiaries Security  The Senior Secured Credit Facilities shall be secured by a first priority interest in substantially all tangible and intangible assets (including capital stock of certain subsidiaries) of the Borrower and the Guarantors Facility Tranche Amount Spread OID LIBOR floor Tenor Revolving Credit Facility (“RCF”) $150m TBD TBD 0.00% 5 years First Lien Term Loan B (“TLB”) $785m TBD TBD 1.00% 7 years Accordion  Greater of $150m and LTM EBITDA plus unlimited up to 5.0x Net First Lien Leverage Ratio  50bps MFN for 18 months Amortization  RCF: None  TLB: 1.0% per annum; bullet at maturity Optional redemption  RCF: Prepayable at par at anytime  TLB: 101 soft call for 6 months Mandatory prepayments  100% of proceeds from certain asset sales and insurance proceeds; 100% of net proceeds from issuances of certain debt; and 50% of annual excess cash flow with step downs to 25% and 0% subject to compliance with Net First Lien Leverage Ratio of 0.5x and 1.0x below Closing Net First Lien Leverage Financial covenants  RCF: Springing maximum leverage ratio covenant set at 6.5x net first lien leverage ratio (25% usage trigger)  TLB: None (covenant lite) Other covenants  Other covenants customary for transactions of this nature, including but not limited to: (i) limitations on debt, (ii) limitations on mergers and acquisitions, (iii) limitations on restricted payments, (iv) limitations on asset sales, (v) limitations on liens, and (vi) limitations on transactions with affiliates Confidential - Not for Public Distribution

40 Pro Forma Organization Structure CIRCOR International, Inc. (US) CIRCOR Foreign Subsidiaries $150mm Revolving Credit Facility (“RCF”) $785mm Term Loan B (“TLB”) Denotes Borrower Denotes Guarantor Denotes Restricted Subsidiary CIRCOR US Entities FH US Entities CIRCOR Foreign Entities Confidential - Not for Public Distribution FH Foreign Entities Disclaimer: the chart above is a draft and subject to change

41 Questions and Answers Confidential - Not for Public Distribution Mission critical products designed for severe applications with a focus on innovation A leader in niche segments with the further benefit of scale Longstanding, diverse customer base driving meaningful recurring revenues Diverse end markets Proven operator with a clearly executable strategy Attractive financial profile with strong free cash flow Best-in-class management team with proven track record 1 2 5 3 4 6 7       

Appendix I Additional Segment and Product Detail Confidential - Not for Public Distribution

Confidential - Not for Public Distribution

CIRCOR

Global Valve Market Overview


Valves
$30bn Market
On/Off
Control / Other
Gate
Globe
Check
Butterfly
Ball
Flow Control
Motion Control
Other
Control valves
Fittings
Solenoid Valves
Pressure Reducing
Safety / Relief
Unheading valves

General Valve Market (~60-70% of Total Market)

- Lower priced, commoditized
- Basic design and function to open/close
- Simple liquids like water
- Stock and sell business model, limited application know how
- Typical operating parameters
  - Ambient conditions (Low temperature and pressure)
- Serves a broad range of applications, typically non critical balance of plant secondary processes:
  - Building / Construction (Residential, commercial)
  - Residential (heating, water)
  - Public Utilities (water treatment, transport)
  - Industrial processes (Water, oil applications in steel mills, textiles, manufacturing)

CIRCOR Target Market (~25% of Total Market)

- Severe service and critical process flow control
- Ball valves and control valves engineered to meet specific application requirements
- Typical operating parameters
  - High temperatures (Power plant turbines, Refinery fractionators)
  - High pressures (superheated steam, subsea, downhole)
  - Aggressive liquids (upstream crude, refinery distillates)
  - Special system specs (critical to high value equipment like turbines, cokers, submarines, aircraft braking systems)
  - Precision control (commercial and military jet steering, landing gear actuation systems)

CIRCOR Technologies

43

Confidential - Not for Public Distribution

Energy: Product Portfolio Overview

CIRCOR

Products	Applications	% of Q3 LTM 2017 Energy Sales	Severity of Application	Key Differentiators
Ball Valves 	▪ Blowdown ▪ Compressor Stations ▪ Gas transmission and separation systems	 43%	High	▪ Full range 1" – 60" ▪ Temp range -320ºF to +1470ºF ▪ Operating pressure up to 20,000 PSI ▪ Very high energy dissipation
Refinery Valves 	▪ Refining ▪ Delayed cooking process	 25%	Extreme	▪ Fully sealed housing providing totally enclosed system ▪ Fully automated remote operation ▪ 20 year operational life ▪ Patented dynamic seat technology
Instrument Valves and Fittings 	▪ Process controls	 29%	Medium	▪ High tolerance NPT thread ▪ Durable in harsh conditions ▪ Ability to remake fitting ▪ Controlled ferrule drive prevents overstressing of connection
Cleaning Assessment Tool 	▪ Pipeline cleaning	 3%	High	▪ Caliper system and process data logging ▪ Measure debris of 1mm or less

44

Confidential - Not for Public Distribution

Advanced Flow Solutions: Product Portfolio Overview

CIRCOR

Products	Applications	% of Q3 LTM 2017 AFS Sales	Severity of Application	Key Differentiators
Control Valves and Actuators 	▪ Steam boilers ▪ Paper manufacture ▪ Water treatment	33%	Medium	▪ Converts angular position into a DC voltage ▪ Operates in harsh conditions ▪ Reversible direction of action ▪ 3-point step control ▪ Customizable for special applications
Pump Protection Valve 	▪ Boiler systems ▪ Condensate systems ▪ Main steam system	10%	High	▪ Protects pumps from overheating ▪ Up to eight stage pressure reduction
Aerospace Valves and Controls 	▪ Aircraft ▪ Brake pedal position sensor	57%	High	▪ Converts angular position into a DC voltage ▪ Operates in harsh conditions

45

Confidential - Not for Public Distribution

CIRCOR

Global Pump Market Overview

- **Pumps $40bn Market**
  - **Kinetic**
    - Centrifugal
    - Regenerative
  - **Positive Displacement**
    - Reciprocating
      - Piston
      - Plunger
      - Diaphragm
    - Rotary
      - Screw
      - Gear
      - Vane
      - Peristaltic
      - Progressing Cavity
      - Lobe

General Pump Market (~60-70% of Total Market)

- Less expensive (commoditized)
- Moving basic fluids like fresh water
- Mostly Centrifugal pumps
- Typical operating parameters
  - Ambient temperatures
  - Low viscosity
  - Low pressure
- Serves a broad range of applications
  - Recreation (Pools, aquariums, fountains)
  - Agriculture (Irrigation, application)
  - Residential (heating, wells)
  - Public Utilities (firefighting, portable water)

Fluid Handling Target Market (~15% of Total Market)

- High demand mission critical applications
- Positive displacement or specialty centrifugal
- Typical operating parameters
  - High temperatures (heat exchangers, hot oil)
  - Caustic fluids (saltwater, acids)
  - Viscosity extremes (asphalt, polymers, gums)
  - Special system specs (sensitive to shear or pulsation, non-Newtonian)
  - Low noise (submarines, elevators)
  - High pressures (up to 10,00 PSI, 690 bar)
  - Precision metering (medical tubing extrusion, additives, labs)
  - Fluids with abrasives (fluids with titanium oxide)

Fluid Handling Technologies

46

Confidential - Not for Public Distribution

Fluid Handling: Differentiated Product Portfolio

CIRCOR

Products	Applications	% of 2016 FH Sales	Severity of Application	Key Differentiators
3 Screw Pump 	▪ Fuel oil transfer ▪ Machinery lubrication ▪ Hydraulic systems	39%	High	▪ Highest efficiency ▪ Ultra-quiet pumps ▪ World-class manufacturer ▪ Global reach
Specialty Centrifugal Pump 	▪ Marine engine room and other ship applications ▪ Chemical processing ▪ Water treatment	24%	High	▪ Wide range of low viscosity fluid applications ▪ Low vibration ▪ Continuous pumping, pulsation-free
Progressing Cavity 	▪ Sludge removal ▪ Chemical slurries and coagulants ▪ Drilling mud		Extreme	▪ Extreme high viscosity capabilities ▪ Handles shear-sensitive fluids ▪ A leader in industrial / wastewater
2 Screw Pump 	▪ Fuel loading / unloading ▪ Tank stripping ▪ Multiphase flows	22%	Extreme	▪ High temperature compatibility ▪ High fluid contaminant capability ▪ Versatile self-priming pumps ▪ Lubricating / non-lubricating liquids
Precision Metering Pumps 	▪ Chemical dosing ▪ Pipeline and process injection ▪ Food and beverage filling		High	▪ Broadest portfolio in capacity range ▪ Highest accuracy metering ▪ Handles difficult applications ▪ Long product life
Reliability Services 	▪ Oil purification ▪ Chemical cleaning	15%	N/A	▪ Co-locations near large customers ▪ Proprietary oil mist systems ▪ Specialized to clean / recondition

47

Appendix II Additional Financial Detail Confidential - Not for Public Distribution

Confidential - Not for Public Distribution

CIRCOR Adjusted EBITDA Reconciliation

CIRCOR

	$ in millions	FY-14	FY-15	FY-16	LTM Q3 2017
	Net income	**$50.4**	**$9.9**	**$10.1**	**$15.4**
	Income tax expense	12.9	12.6	(0.4)	(1.8)
	Interest expense	2.7	2.8	3.3	7.8
	Depreciation and amortization	19.6	23.9	25.6	28.8
	EBITDA	**$85.5**	**$49.2**	**$38.6**	**$50.1**
	Energy and AFS restructuring initiatives				
1	Inventory adjustment	8.0	2.5	0.8	0.8
2	Facility related expenses (recoveries)	0.7	(0.1)	4.5	3.4
3	Employee related expenses	4.5	4.8	4.5	4.2
4	Non-cash pension settlement	-	-	4.5	4.5
5	Divestiture charges (recoveries)	3.4	(1.0)	-	3.8
6	Contingent consideration	4.1	0.4	-	(12.2)
	Total energy and AFS initiatives	**$20.7**	**$6.5**	**$14.3**	**$4.6**
	Brazilian facility closure				
7	Brazilian facility closure	-	22.1	4.9	0.9
	Other one-time US GAAP related non-cash addbacks				
8	Legal and professional fees	-	0.9	0.8	2.9
9	Amortization of inventory step-up	-	-	1.4	1.4
10	Impairment charges	0.7	-	0.2	-
	Adjusted EBITDA	**$106.9**	**$78.7**	**$60.2**	**$59.9**
11	Run-rate acquisitions	(3.0)	4.0	19.0	5.5
12	Stock based compensation	7.2	6.6	5.5	4.0
	PF Adjusted EBITDA	**$111.1**	**$89.3**	**$84.7**	**$69.4**

1 Expenses associated with streamlining and restructuring activities including reducing overhead, consolidating facilities and the associated revaluation (write-off) of inventory

2 Costs (or gains) associated with closing facilities related to announced restructuring initiatives

3 Severance expense for terminated employees under restructuring programs

4 Non-cash pension settlement charge for terminated and vested participants

5 On Jan 6, 2015, the Company announced the divestiture of two non-core businesses as part of a simplification strategy. The Energy divestiture was substantially completed in Q4 2014 with the related charge recorded in 2014. During Q1 2015, the Advanced Flow Solutions divestiture was substantially completed. During Q2 2017, the Advanced Flow Solutions segment divested the French build-to-print business (Chemille)

6 Includes executive retirement charges, settlements, and contingent consideration for the Critical Flow Solution acquisition

7 Costs associated with exiting Brazilian operations

8 Costs associated with the Critical Flow Solutions (Oct 12, 2016) and Schroedahl (Apr 15, 2015) acquisitions

9 Non-cash charge associated with the increase in fair value arising from CFS acquisition

10 Non-cash impairments taken for intangible assets with no use

11 Excludes the historical impact of Cambridge Fluid Systems (2014), Sagebrush Pipeline (2014) and Chemille (2017) divestitures, and includes the run-rate impact of the acquisitions of Schroedahl (2015) and Critical Flow Solutions (2016)

12 Non-cash expense add-back related to stock issued to employees

49

Confidential - Not for Public Distribution

Fluid Handling Adjusted EBITDA Reconciliation

CIRCOR

	$ in millions	FY-14	FY-15	FY-16	LTM Q3 2017
	Net Income	**$6.4**	**$18.6**	**($15.0)**	**$14.1**
	Income tax expense	13.2	6.9	1.5	12.1
	Interest expense	(0.6)	1.3	1.4	2.3
	Depreciation and amortization	18.4	14.3	12.8	11.5
	EBITDA	**$37.4**	**$41.1**	**$0.8**	**$39.9**
1	Restructuring adjustments	4.9	3.4	1.2	0.5
2	Stand-alone entity adjustments				
	Management charges	4.8	6.1	3.9	5.1
	Stand alone costs	(1.4)	(1.4)	(1.4)	(0.7)
3	Impairment of acquired intangibles	13.4	2.9	1.4	-
4	Non-recurring inventory reserves	-	-	4.6	0.5
5	Out of period PDVSA inventory write-offs	1.2	8.4	0.9	-
	Acquistion/Divestiture/Severance Related Items				
6	Venezuela Deconsolidation	-	-	1.9	-
7	Headcount reduction	6.9	6.6	18.7	(3.2)
	Other adjustments				
8	Other non-recurring items	11.9	16.1	20.9	10.0
9	Group adjustments	0.7	(18.6)	0.7	0.1
10	Defined benefit plans	4.4	4.4	3.3	3.3
11	Stock compensation	1.4	1.7	2.0	0.5
12	Allocated corporate overhead	6.1	4.3	7.8	8.4
13	Other	(0.2)	(0.3)	(0.2)	2.2
	Adjusted EBITDA	**$95.4**	**$74.5**	**$66.4**	**$66.6**

1 Costs associated with closing the Baric Systems, FH Middle East and Lubritech Venezuela entities

2 Colfax Corporation charges for Group corporate allocations (recorded as Management fees) in addition to expected costs to CIR to run the go-forward pro forma business

3 Non-cash impairment expenses of certain assets (i.e., trade names and customer lists) related to certain acquired assets (i.e., Baric Systems)

4 Non-recurring, non-cash inventory reserves for the Sicelub Mexico entity, the Marine business segments, Shark and 2-Screw products

5 Inventory reserves from discontinued counterparty PDVSA (Petroleos de Venezuela, SA), the state-owned oil and natural gas company of Venezuela

6 In FY-16, the Venezuela business was deconsolidated from Group reporting and the intercompany balances were required to be settled

7 Includes non-recurring severance expense (associated with restructuring plans across various entities, mainly in the EMEA region) and normal course severance

8 Includes add back for asbestos related expenses; all asbestos related liabilities and expenses will remain with Colfax parent and will not be transferred to CIRCOR as part of the sale

9 Consists of the forgiveness of a related party loan arrangement (FY-15), intercompany royalties and intercompany differences

10 EBITDA normalization to reflect the future cost of servicing existing participants and reducing any underfunded pension plan (interest / actuarial gain/loss)

11 Non-cash expense related to stock issued to employees

12 Includes corporate administrative expense, employee-related costs including benefits for corporate and shared employees, and fees for other corporate and support services charged by Colfax parent to FH

13 Includes foreign exchange losses related to Venezuela, bonus normalization, equity earnings and other income

50

51 Combined Company Pro Forma Adjusted EBITDA Reconciliation Twelve Months Ended Q3 2017 $ in millions CIRCOR Fluid Handling Pro Forma Combined Revenue, as reported $614 $466 $1,080 Net Income $15 $14 $29 Interest Expense 8 2 10 Income Taxes (2) 12 10 Depreciation & Amortization 29 11 40 Stock Compensation Expense 4 1 5 Restructuring, Special & Other Charges 10 22 32 Disposed Business 6 - 6 Diligence Adjustments - 4 4 Adjusted EBITDA $69 $67 $136 Adj. EBITDA margin % 11.3% 14.3% 12.6% Synergies 23 Pro Forma Adjusted EBITDA $159 Pro Forma Adj. EBITDA margin % 14.7% Total Pro Forma capital expenditures $27 Pro Forma combined adj. EBITDA - Capex $132 Unlevered free cash flow conversion(a) 83.2% Confidential - Not for Public Distribution (a) Defined as of pro forma combined adjusted EBITDA less capex, divided by pro forma combined EBITDA (inclusive of run-rate synergies)

Confidential - Not for Public Distribution

CIR and FH Free Cash Flow Reconciliation

CIRCOR

CIR Free Cash Flow Reconciliation

$ in millions	FY-14	FY-15	FY-16	LTM Q3 2017
CIR cash flow from operating activities (CFO)	**$70.8**	**$27.1**	**$59.4**	**$22.5**
Less: Purchase of property, plant and equipment	(12.8)	(12.7)	(14.7)	(11.6)
Plus: Sale of property, plant and equipment	0.8	2.2	1.7	0.8
CIR net capital expenditures	**($12.0)**	**($10.5)**	**($13.0)**	**($10.8)**
CIR Free Cash Flow	**$58.8**	**$16.6**	**$46.4**	**$11.6**

FH Free Cash Flow Reconciliation

$ in millions	FY-14	FY-15	FY-16	LTM Q3 2017
FH cash flow from operating activities (CFO)	**$15.5**[(a)]	**$64.7**	**$23.1**	**$52.1**
Asbestos-related expenses	14.8	16.1	20.9	1.8
Allocations from Colfax Corporate	4.7	6.1	3.9	5.1
FH adjusted cash flow from operating activities	**$35.0**	**$86.9**	**$47.9**	**$59.0**
Less: Purchase of property, plant and equipment	(9.3)	(7.5)	(8.2)	(15.0)
Plus: Sale of property, plant and equipment	0.5	0.8	4.1	23.8
FH net capital expenditures	**($8.9)**	**($6.7)**	**($4.1)**	**$8.8**
FH Free Cash Flow	**$26.2**	**$80.1**	**$43.7**	**$67.7**
Combined Free Cash Flow	**$85.0**	**$96.7**	**$90.1**	**$79.3**

(a) Cash flow from operations adds back $8mm related to asbestos liability funding; the asbestos liability will not be transferred to CIRCOR as part of the acquisition of FH

Source: Company filings

52

53 CIRCOR Segment and Revenue Reconciliation CIRCOR Segment Operating Income to Segment EBITDA LTM Q3 2017 $ in millions Energy AFS Revenue, as reported $344 $270 Segment Operating Income $32.4 $34.8 Stock Compensation 0.4 0.4 Disposed Business - 5.5 Other income (expense) (0.9) (1.2) Depreciation & Amortization 7.7 7.8 Adjusted EBITDA $39.7 $47.2 Adj. EBITDA margin % 11.5% 17.5% Confidential - Not for Public Distribution $ in millions FY-14 FY-15 FY-16 LTM Q3 2017 CIR Revenue, as reported $841.4 $656.3 $590.3 $614.4 Divested business (51.1) - - - Adj. to reflect full year 2015 revenue from Schroedahl acquisition - 9.2 - - Adj. to reflect full year 2016 revenue from Critical Flow Solutions acquisition - - 90.0 - CIR Pro Forma Revenue $790.3 $665.5 $680.3 $614.4 CIRCOR Reported Revenue to Pro Forma Revenue

Appendix III Financial Overview Confidential - Not for Public Distribution

1 1.1. Summary historical financial information Historical financial summary CIRCOR has a long and consistent history of cash flow generation, with a track record of stable margins, low capital expenditures and through-cycle performance resiliency. ($ in millions) Revenue Pro forma Adj. EBITDA $790 $666 $680 $614 $654 $533 $462 $466 $1,445 $1,199 $1,142 $1,080 - $400 $800 $1,200 $1,600 $2,000 2014 2015 2016 LTM Q3 2017 R ev en ue CIRCOR Fluid Handling $111 $89 $85 $69 $95 $75 $66 $67 $23 $206 $164 $151 $159 14.3% 13.7% 13.2% 14.7% 0.0% 3.0% 6.0% 9.0% 12.0% 15.0% 18.0% - $50 $100 $150 $200 $250 $300 $350 2014 2015 2016 LTM Q3 2017 M argin % A dj . E B IT D A CIRCOR Fluid Handling Synergies Capital Expenditure Actual Free Cash Flow(a) $13 $13 $15 $12 $9 $7 $8 $15 $22 $20 $23 $27 - $10 $20 $30 $40 $50 $60 $70 $80 2014 2015 2016 LTM Q3 2017 C ap ex CIRCOR Fluid Handling $59 $17 $46 $12 $26 $80 $44 $68 $85 $97 $90 $79 $- $50 $100 $150 2014 2015 2016 LTM Q3 2017 ($ in m ill io ns ) CIRCOR Fluid Handling (b) Note: CIRCOR financials reflect the impact of all acquisitions and divestures to date. Refer to Appendix for definition of adjusted EBITDA and a reconciliation to US GAAP net income (a) CIR free cash flow defined as cash from operating activities less net capital expenditure; FH free cash flow defined as cash from operating activities plus asbestos related expenses, restructuring expenses and allocated expenses from CFX and less capital expenditure (b) Excludes cash payments in excess of expenses related to asbestos Source: Company disclosure

Pro forma annual historical financials by segment

($ in millions)	2014A	2015A	2016A	LTM Q3 2017
Energy [a]	$513	$384	$412	$344
Advanced Flow Solutions [a]	277	282	268	270
Fluid Handling	654	533	462	466
Total revenue	**$1,445**	**$1,199**	**$1,142**	**$1,080**
Energy Adj. EBITDA	$93	$50	$61	$40
% EBITDA margin	*18.2%*	*12.9%*	*14.7%*	*11.5%*
Advanced Flow Solutions Adj. EBITDA	39	48	43	47
% EBITDA margin	*14.2%*	*16.9%*	*15.8%*	*17.5%*
Fluid Handling Adj. EBITDA	95	75	66	67
% EBITDA margin	*14.6%*	*14.0%*	*14.4%*	*14.3%*
Synergies	--	--	--	23
Corporate overhead	(22)	(8)	(18)	(18)
Pro forma adj. EBITDA	**$206**	**$164**	**$151**	**$159**
% EBITDA margin	*14.3%*	*13.7%*	*13.2%*	*14.7%*
CIR D&A	$20	$24	$26	$29
% sales	*2.5%*	*3.6%*	*3.8%*	*4.7%*
FH D&A	32	16	14	11
% sales margin	*4.9%*	*3.0%*	*3.1%*	*2.5%*
Total D&A	**$51**	**$40**	**$40**	**$40**
% total sales	*3.6%*	*3.3%*	*3.5%*	*3.7%*
CIR capex	$13	$13	$15	$12
% sales	*1.6%*	*1.9%*	*2.2%*	*1.9%*
FH capex	9	7	8	15
% sales	*1.4%*	*1.4%*	*1.8%*	*3.2%*
Total capex [b]	**$22**	**$20**	**$23**	**$27**
% total sales	*1.5%*	*1.7%*	*2.0%*	*2.5%*

Note: CIRCOR financials reflect the impact of all acquisitions and divestures to date. Refer to Appendix for definition of adjusted EBITDA and a reconciliation to US GAAP net income

(a) Adjusted on a pro forma basis

(b) Excludes the impact from the sale of property, plant and equipment

2

3 Financial performance comparison Energy Energy segment revenues of $344 million for the last twelve months ending Q3 2017 decreased $68 million, or 16%, as compared to the twelve months ending Q4 2016. The decrease was primarily driven by substantially lower shipment volumes within the Company’s large international projects business and the refinery valves capital projects business due in large part to the deferral of capital project orders by the refineries. This was partially offset by higher shipment volumes within the North American distributed valves business. The EBITDA margin for the LTM Q3 2017 period was 11.5% and was driven primarily by volume declines especially in the large international projects business, increased costs to ramp up our North American distributed valves business, and start-up costs of the new Monterrey, Mexico manufacturing operations. Energy segment revenues of $412 million for the twelve months ending Q4 2016 increased $28 million, or 7%, as compared to the twelve months ending Q4 2015. The increase was primarily driven by an acquisition of the refinery valves business, partially offset by lower shipment volumes in the North American short-cycle business and other oil and gas businesses. Lower orders in the North American short-cycle business were impacted by the destocking of CIRCOR distributors as well as lower production activity overall. EBITDA margin of 14.7% for the twelve months ending Q4 2016 was primarily driven by sourcing, restructuring and productivity initiatives, partially offset by lower shipment volumes for the large international projects business and a $3.2 million bad debt and inventory write-down related to Petróleos de Venezuela ("PDVSA"). Energy segment revenues of $384 million for the twelve months ending Q4 2015 decreased $130 million, or 25%, as compared to the twelve months ending Q4 2014. The decrease was primarily driven by lower shipment volumes in the North American short-cycle business and downstream instrumentation business. Lower orders in the Company’s North American short-cycle business were impacted by the destocking of CIRCOR distributors as well as lower production activity overall. EBITDA margin of 12.9% for the twelve months ending Q4 2015 was primarily driven by lower shipment volumes from the North American short-cycle business, partially offset from savings from sourcing, restructuring, and productivity initiatives. Advanced Flow Solutions AFS segment revenues of $270 million for the LTM Q3 2017 increased $2 million, or 1%, as compared to the twelve months ending Q4 2016. The increase was primarily driven by the Company’s aerospace businesses partially offset by declines in the industrial solutions businesses. EBITDA margin of 17.5% for LTM Q3 2017 was primarily driven by savings from productivity and restructuring actions, partially offset by lower margin shipments to North American power customers and mix impact in defense businesses. AFS segment revenues of $268 million for the twelve months ending Q4 2016 decreased $14 million, or 5%, as compared to the twelve months ending Q4 2015. The decrease was primarily driven by the industrial solutions businesses. EBITDA margin of 15.8% for the twelve months ending Q4 2016 was primarily a result of the revenue declines described above. These declines were partially offset by restructuring savings and operational efficiencies in the Company’s California and French businesses.

4 AFS segment revenues of $282 million for the twelve months endings Q4 2015 increased $5 million, or 2%, as compared to the twelve months ending Q4 2014. The increase was primarily driven by industrial solutions businesses and was partially offset by the Company’s aerospace businesses where CIRCOR exited its structural landing gear product line. EBITDA margin of 16.9% for the period was driven by savings from productivity and restructuring actions, as well as benefits from exiting the structural landing gear product line. Fluid Handling Fluid Handling revenue grew to $466 million for the LTM Q3 2017 period primarily due to a strengthening aftermarket in oil & gas, reliability services, and general industrial market. The increase in sales was partially offset by continued weakness in the commercial marine market and timing of certain defense awards. Profitability improved due to operating leverage from additional sales volume and benefits from restructuring actions. These improvements were partially offset by higher commissions due to market mix changes, and variable compensation expense attributable to improved results. For fiscal year 2016, total revenue declined 13.4% to $462 million from 2015 total revenue of $533 million due to the reduction in upstream capex impacting the oil & gas segment, while commercial marine revenue continued to be adversely impacted by historically low global shipyard activity. The revenue decline was partially offset by industrial segment penetration, aftermarket capture and additional US Navy share wins (share in Block IV US submarine project). Customer spending on capital projects and maintenance appeared to stabilize through the second half of 2016. Margins improved as a result of the realization of restructuring and cost saving initiatives, mostly in the EMEA operations and relocating the European headquarters to Radzolfell as the segment strategically exited from low-margin businesses and executed a disciplined contract selection process. For fiscal year 2015, total revenue declined 18.5% to $533 million from 2014 total revenue of $654 million, primarily due to declines in the power generation, mining, and general industrial and other end markets, partially offset by growth in the marine, oil & gas, and petrochemical end markets. Capital expenditures On a pro forma basis, the Company’s capital expenditure profile is approximately 2% of total revenue per annum. Overall split of capital expenditures is approximately 27% maintenance capex, 17% IT capex, and 56% growth capex. Maintenance and IT capital expenditures represents ~1% of total revenue which reflects a highly flexible ability to preserve cash when necessary. Capital expenditures in 2016 and LTM Q3 2017 at CIR and FH respectively were increased by growth capex to support capacity expansion and new products.

Net working capital

($ in millions)	12/31/2014	12/31/2015	12/31/2016	9/30/2017
Days in the year	365	365	366	365
CIRCOR				
Reported revenue	$841	$656	$590	$614
Reported COGS	584	457	407	423
Trade receivables	$157	$126	$133	$130
Inventories	183	178	150	180
Accounts payable [(a)]	87	64	50	64
Net working capital	**$253**	**$239**	**$233**	**$247**
Decrease / (increase)	**21**	**14**	**6**	**(14)**
DSO [(b)]	68	70	82	77
DIO [(b)]	115	142	134	156
DPO [(b)]	54	51	45	55
Cash conversion cycle	**128**	**161**	**172**	**178**
Inventory turns	3.2x	2.6x	2.7x	2.3x
Fluid Handling				
Reported revenue	$654	$533	$462	$466
Reported COGS	437	353	309	308
Trade receivables		$83	$75	$75
Inventories		45	39	53
Accounts payable		53	52	55
Net working capital		**$74**	**$62**	**$73**
Decrease / (increase)			**12**	**(10)**
DSO [(b)]		56	60	58
DIO [(b)]		46	46	63
DPO [(b)]		55	62	65
Cash conversion cycle		**48**	**44**	**56**
Inventory turns		7.9x	7.9x	5.8x
PF CIRCOR				
Net working capital		**$313**	**$295**	**$320**

Note: 2014 FH audited balance sheet is not available.

(a) Includes changes in accounts payable, accrued expenses and other liabilities

(b) DSO is defined by trade receivables divided by revenue and multiplied by day counts in the year; DIO is defined by inventories divided by COGS and multiplied by day counts in the year; DPO is defined by accounts payable divided by COGS and multiplied by day counts in the year

5

6 CIRCOR During the LTM Q3 2017 period, net working capital consumed cash of $14 million, primarily due to an increase in inventories for the North American distributed valves business as the Company ramped-up operations and the supply chain to meet the increased demand during Q2 and Q3, 2017. CIRCOR projects to receive a $15 million working capital benefit as this trend reverses in Q4 2017. During fiscal year 2016, net working capital generated cash of $6 million. The principal contributors were more efficient inventory management and an extension for payments to the Company’s vendors for products and services as seen by a decline in days payable outstanding. The benefit in inventory and payables was partially offset by higher receivables due to the timing of shipments. During fiscal year 2015, net working capital generated $14 million, primarily due to improved collections as well as a decrease in inventories. The decreases were offset in part by a decrease in payables, which was due to the timing of payments to the Company’s vendors for products and services as seen by a decline in days payable outstanding. Fluid Handling Fluid Handling tends to have peaks in net working capital in April to May of each year driven by increased inventory during that timeframe. Working capital has been at its lowest points in December of each year due to decreased inventories. During the LTM Q3 2017 period, net working capital consumed cash of $10 million, primarily due to an increase in inventories as seen by a decline in inventory turn level. The receivables was stable while there was a decrease in days sales outstanding, which benefited from improved collections from customers. During fiscal year 2016, net working capital generated cash of $12 million, primarily due to decreases in receivables and inventories. The principal contributors to this improvement were an improved ability to collect receivables and more efficiently managed inventory. The accounts payable was stable while there was an increase in days payable outstanding.

7 1.2. Synergies Management has identified $23 million of cost synergies, ~90% of which will be implemented by year 2. Opportunities for further improvement lie both within the Fluid Handling business and through the acquisition integration. Currently, Fluid Handling has 5 vertically integrated factories in high-cost locations, greater than 95% of its ~630 suppliers in high- cost locations, and duplicative operating expense structure. The anticipated synergies can be broken down into three primary categories: ($ in millions) $17.0 $4.0 $2.0 $23.0 $0.0 $5.0 $10.0 $15.0 $20.0 $25.0 Sourcing G&A Reduction Manufacturing Rationalization Total run-rate synergies ($ in m ill io n) Sourcing: − Shifting of FH casting suppliers from higher cost countries to low cost countries − Outsourcing of non-core machining work to 3rd party suppliers in low cost countries − 35% implemented in year 1 and 100% implemented in year 2 G&A Reduction: − Elimination of duplicative headcount at FH − 75% implemented in year 1 and 100% in year 2 Manufacturing Rationalization: − Headcount and overhead savings from manufacturing footprint optimization − 100% implemented in year 3

1.3. Orders and backlog overview

CIRCOR has maintained consistent orders and backlog through cyclical end-market demand, with the largest impact seen in the Energy segment, which has steadily increased activity in the past three quarters. Backlog represents orders the Company believes to be firm across all business segments including future customer demand requirements on long-term aerospace product platforms within AFS where the Company is the sole source provider. The Company determines the amount of orders to include in backlog for such aircraft platforms based on 12 months demand published by its customers.



Orders
($ in millions)
350
300
250
200
150
100
50
0
319
266
251
251
247
252
221
259
297
263
276
Q1 2015
Q2 2015
Q3 2015
Q4 2015
Q1 2016
Q2 2016
Q3 2016
Q4 2016
Q1 2017
Q2 2017
Q3 2017
Backlog
($ in millions)
700
600
500
400
300
200
100
0
649
630
577
506
501
480
453
460
499
502
505
Q1 2015
Q2 2015
Q3 2015
Q4 2015
Q1 2016
Q2 2016
Q3 2016
Q4 2016
Q1 2017
Q2 2017
Q3 2017
Energy
AFS
Fluid Handling

Energy:

As of Q3 2017, North American activity remains robust with rig counts continuing to increase through the third quarter result of continued strength in the Permian, Eagle Ford and Marcellus regions. Energy segment orders increased 62% year-over-year in Q3, led by strong demand in the distributed valves business and the contribution of CFS with organic orders up 26% over the same period. Backlog as of October 1, 2017 was $143 million with a signification portion of that consisting of distributed valves. Backlog at the beginning of 2017 was higher than that of the prior year, $140 million as of January 31, 2017 compared with $135 million as of January 31, 2015. The Company expects to ship all but $3.3 million of the January 31, 2017 backlog by December 31, 2017.

CIRCOR expects strong demand in the distributed valves business as the Company focuses on maintaining current production levels and realizing past-due backlog. Orders in engineered valves project business were up slightly in Q3 with an uptick in quote volume, primarily for midstream projects. This market remains challenged from a pricing perspective with most activity occurring in the Middle East and some new projects launching in Asia.

In 2016, orders decreased 20.1% to $271 million from 2015 orders as of $339 million mainly due to lower bookings in the large international projects business and in North American short-cycle business. Low orders in long-cycle, large international projects business was impacted by reduced capital expenditures for exploration and production of oil and gas as well as project deferrals, whereas low orders in North American distributed valves and instrumentation & sampling businesses were impacted by the destocking of the Company's distributors as well as lower production activity overall.

8

9 In 2015, orders decreased 33.9% to $447 million from 2014 orders as of $676 million mainly due to lower bookings in the North American short-cycle market, a business divestiture, downstream instrumentation business, and control valves. Lower orders in the North American short-cycle market were impacted by the destocking of the Company’s distributors as well as lower production activity overall. Advanced Flow Solutions: As of Q3 2017, the Company has experienced broad-based strength with each product line showing year-over-year growth with aerospace coming in strongest at 27%. Aerospace has benefited as a result of CIRCOR’s focus on growing the segment’s platforms, including the Joint Strike Fighter and the A350 combined with an increased focus on aftermarket sales. Furthermore, commercial and military aircraft build rates continue to increase providing a strong platform for growth and margin expansion. Orders for industrial solutions which serves end-markets including HVAC, maritime, and industrial, are expected to be up sequentially and year-over-year, driven by HVAC orders in the residential market and MRO orders from the U.S. Navy. 2016 orders increased 1.6% to $255 million from 2015 orders of $251 million, primarily due to Airbus and Boeing ordering products for planes. 2015 orders decreased 17.0% to $251 million from 2014 orders of $290 million mainly due to the Company’s defense based actuation business and a business divestiture. Fluid Handling: Orders continued to be strong in oil, gas, and petrochemical, mining, and general industrial and other industrial end markets during the nine months ended September 30, 2017. The year-over-year growth in these end markets was primarily offset by declines in the marine and power generation end markets. In 2016, orders, net of cancellations, decreased in comparison to 2015 due to a decline in all end markets except mining. Orders reached multi year lows, mainly due to commercial marine. The unfavorable domestic and international macroeconomic conditions experienced during the first half of the year were partially offset by consecutive quarters of order growth during the second half of 2016. Second half order growth was delivered in a stable, but not growing end market environment and reflected, in part, the benefits from applying Colfax Business System to improve commercial processes.

1.4. Appendix

CIRCOR Adjusted EBITDA by Segment

The following tables provide a segment-level reconciliation of EBITDA, by year (excluding corporate overhead and expenses).

$ in millions	FY-14		FY-15		FY-16		LTM Q3 2017	
CIR Segment	Energy	AFS	Energy	AFS	Energy	AFS	Energy	AFS
CIR Segment Revenue	**$513.3**	**$277.0**	**$383.7**	**$281.8**	**$412.0**	**$268.2**	**$344.3**	**$270.0**
Segment Operating Income	79.7	29.9	50.4	33.8	34.6	33.5	32.4	34.8
Stock Compensation	0.7	0.6	0.7	0.6	0.6	0.5	0.4	0.4
Disposed business	(1.0)	(2.0)	0.0	4.0	19.0	0.0	0.0	5.5
Other income (expense)	6.1	1.5	(8.6)	0.3	0.1	0.5	(0.9)	(1.2)
Depreciation & Amortization	7.9	9.4	7.1	8.8	6.3	8.1	7.7	7.8
CIR Segment Adjusted EBITDA	**$93.4**	**$39.3**	**$49.6**	**$47.5**	**$60.7**	**$42.5**	**$39.7**	**$47.2**
Adjusted EBITDA margin (%)	*18.2%*	*14.2%*	*12.9%*	*16.9%*	*14.7%*	*15.8%*	*11.5%*	*17.5%*

10